UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 8, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On October 9, 2012, Spectrum Brands Holdings, Inc. (“SB Holdings”; NYSE: SPB), a majority-owned subsidiary of Harbinger Group Inc. (“HGI”; NYSE: HRG), filed a Current Report on Form 8-K (“SB 8-K”) announcing that SB Holdings’ wholly owned subsidiary, Spectrum Brands, Inc. (“SBI”) had (i) entered into an Acquisition Agreement, dated as of October 8, 2012, with Stanley Black & Decker, Inc., a Connecticut corporation (“Seller”), pursuant to which, SBI agreed to acquire from Seller the residential hardware and home improvement business currently operated by Seller and certain of its subsidiaries, consisting of the design, manufacture, distribution and sale of certain hardware, home improvement and plumbing products (the “Acquisition”), and (ii) issued an investor presentation relating to the Acquisition.

HGI also issued a press release in connection with the Acquisition (the “HGI Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the HGI Press Release and documents referenced in the SB 8-K. Interested parties should read the HGI Press Release, the SB 8-K and SB Holdings’ other announcements and public filings regarding the Acquisition and any changes there (if any), by reviewing SB Holdings’ filings with the Securities and Exchange Commission (www.sec.gov).

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of HGI’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	HGI Press Release, dated October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Vice President, Counsel and Corporate Secretary

Dated:  October 9, 2012